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EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE


                                                                              YEAR ENDED DECEMBER 31,
                                                                      --------------------------------------
                                                                          1996          1995         1994
PRIMARY                                                                   ----          ----         ----
Average shares outstanding . . . . . . . . . . . . . . . .             12,193,689    11,204,971   10,339,072
Net effect of dilutive stock options and
     warrants - based on the treasury stock method
     using average market price  . . . . . . . . . . . . .                326,735       155,797      642,111
                                                                      -----------   -----------  -----------
Total  . . . . . . . . . . . . . . . . . . . . . . . . . .             12,520,424    11,360,768   10,981,183
                                                                      -----------   -----------  -----------
Net income . . . . . . . . . . . . . . . . . . . . . . . .            $ 4,773,632   $ 2,399,067  $ 1,971,049
                                                                      ===========   ===========  ===========
Per share amount . . . . . . . . . . . . . . . . . . . . .            $      0.38   $      0.21  $      0.18
                                                                      ===========   ===========  ===========

FULLY DILUTED

Average shares outstanding                                             12,193,689    11,204,971   10,339,072
Net effect of dilutive stock options and
     warrants - based on the treasury stock method
     using the quarter-end market price, if higher
     than average market price . . . . . . . . . . . . . .                350,189       155,797      740,064
                                                                      -----------   -----------  -----------
Total  . . . . . . . . . . . . . . . . . . . . . . . . . .             12,543,878    11,360,768   11,079,136
                                                                      ===========   ===========  ===========
Net income   . . . . . . . . . . . . . . . . . . . . . . .            $ 4,773,632   $ 2,399,067  $ 1,971,049
                                                                      ===========   ===========  ===========
Per share amount . . . . . . . . . . . . . . . . . . . . .            $      0.38   $      0.21  $      0.18
                                                                      ===========   ===========  ===========


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